Exhibit 10.3
MANAGEMENT AGREEMENT
This MANAGEMENT AGREEMENT (the "Agreement"), dated as of August 8th, 2019, is hereby entered into by and between 1867 - Riley Road, LLC, a Nebraska limited liability company (the "Company"), and 1867 Capital-1, LLC, a Nebraska limited liability company (the "Manager").
RECITALS:
WHEREAS, Company desires to retain Manager to provide asset management services to Company, and also to provide to Company the benefit of the experience of the employees of Manager in connection with development of certain solar power generation projects (each a “Project” and collectively, the “Projects”), and operating the business of Company;
WHEREAS, Manager is willing to provide such asset management services to Company upon the terms set forth in this Agreement and in consideration of the distributions from Company in accordance with the Company’s Operating Agreement, dated August 8th, 2019 (the “Operating Agreement”); and
NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the parties, intending to be legally bound, hereby agree to the following terms and conditions:
AGREEMENT:
In consideration of the premises and the mutual covenants and the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1. Authority and Duties of the Manager.
(a) Appointment. The Company hereby engages the Manager, and the Manager hereby agrees, upon the terms and subject to the conditions set forth herein, to provide, or cause any of its Affiliates to provide, certain services to the Company, as described in Section 1(c) hereof. For purposes of this Agreement, an "Affiliate" of any specified person is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.
(b) Authority of Manager. Subject to the limitations contained elsewhere in this Agreement and in the Operating Agreement, Manager may execute, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as may, in the reasonable discretion of Manager, be necessary or advisable to carry out the objectives of this Agreement and the Operating Agreement.
(c) Services. During the Term, Manager shall provide or cause to be provided to Company the following services (the "Services"):
(i) all management services necessary for the day-to-day operation of Company;

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(ii) oversight and management of all aspects of the Company's business;
(iii) due diligence and related services with respect to the Project(s);
(iv) recommendations to Company as to the selection of any proposed contractors or other counterparties in relation to any proposed Project, and negotiations with such proposed contractors or counterparties on behalf of Company or its Affiliates, as applicable;
(v) recommendations to Company regarding the continuing holding or disposition of any Company or Project assets and in connection thereto, maintenance of market knowledge as may be necessary to provide such recommendations;
(vi) supervision of all ongoing maintenance and improvement activities for the Projects and the assets of Company or any Affiliate, and direction to any contractors or subcontractors performing services under any Project, as necessary;
(vii) recommendations to Company on acquisitions or dispositions of assets for Company or its Affiliates;
(viii) review of Project related reports submitted by contractors;
(ix) arrangement of periodic third party appraisals of Company or any Project Assets as may be required from time to time;
(ix) preparation at the end of each fiscal quarter (March, June, September and December) and delivery to Company within thirty (30) calendar days of the end of each fiscal quarter, an asset management report setting forth:
(A) Company and Project's financial performance; and
(B) the relevant market conditions affecting Company and the Projects; and
(x) compilation of all necessary information for Company, in such manner and relating to such business and financial matters as may be reasonably requested from time to time by Company;
(xi) any other services reasonably related to the above and deemed by the Manager to be beneficial to the success of the Projects.
2. Personnel. Manager shall provide and make available as necessary all professional, supervisory, managerial, administrative and other personnel as are necessary to perform the Services. All personnel, who may be employees of Manager or its Affiliates or third party firms, shall be properly qualified and shall have appropriate experience in respect of the duties to which they are assigned.
3. Fees and Expenses. Manager shall be entitled to fees and to reimbursement of expenses in accordance with the Fee Schedule annexed hereto and the Operating Agreement. Manager shall maintain detailed records of all such payments and reimbursements with appropriate cash and disbursement

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controls. If for any reason the Company does not have sufficient funds available to enable Manager to perform each of the duties and responsibilities set forth herein, Manager shall notify the Company of such insufficiency and request that the Company provide Manager such sums as are necessary in order to enable Manager to perform its duties and responsibilities under this Agreement. Should the Company fail to Company such amounts within ten days of receipt of Manager's notice, Manager shall be released from its responsibilities hereunder for which Manager has not been provided sufficient funds. Under no circumstances shall Manager be obligated to incur any expenses of the Company with Manager's own Funds in order to discharge its duties and responsibilities hereunder.
4. Permissible Activities. Nothing herein shall in any way preclude the Manager or its Affiliates or their respective Related Parties from engaging in any business activities or from performing services for its or their own account or for the account of others, including, without limitation, companies which may be in competition with the business conducted by the Company and any of its Affiliates.
5. Access to Information. Manager shall furnish to the Company such information concerning activities undertaken for the Company pursuant to this Agreement as may reasonably be required in order for the Company to comply with its obligations under the Operating Agreement.
6. Limited Liability of Manager. The Company agrees that none of Manager, or its members, officers, employees and agents, and any person or entity who controls Manager (each such person or entity being a “Covered Person”) shall be liable to the Company or its limited partners for any liabilities, obligations, losses, costs, damages, expenses, claims, judgments and reasonable attorney’s fees and expenses (collectively, “Losses”) occasioned by any act or omission of any Covered Person in connection with the performance of such Covered Person’s services hereunder, except that Manager shall be liable to the Company for acts or omissions by it which constitute gross negligence, willful misconduct or reckless disregard of Manager’s obligations under this Agreement, as finally determined by a court having proper jurisdiction and after all appeals are resolved or exhausted. Under no circumstances will the liability of Manager and Covered Persons exceed, in the aggregate, the fees actually paid to Manager hereunder
7. Indemnification.
(a) The Company shall indemnify and hold harmless each Covered Person from and against any Losses arising out of any claim asserted or threatened to be asserted in connection with any matter arising out of or in connection with this Agreement or the Company’s business or affairs; provided, however, that no Covered Person shall be entitled to any such indemnification with respect to any expense, loss, liability or damage which was caused by any Covered Person’s gross negligence, willful misconduct or reckless disregard of any of the its obligations under this Agreement. The Company shall advance to any Covered Person the reasonable costs and expenses of investigating and/or defending such claim subject to receiving a written undertaking from the Covered Person to repay such amounts if and to the extent of any subsequent determination by a court or other tribunal of competent jurisdiction that the Covered Person was not entitled to indemnification hereunder. Notwithstanding the foregoing, the Company shall not be liable hereunder for any settlement of any action or claim effected without its consent thereto, which will not be unreasonably withheld.

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(b) The Manager's rights to indemnification set forth in this Section 6 are in addition to and cumulative with those rights to indemnification set forth in the Operating Agreement.
8. Intellectual Property. To the extent any intellectual property is created or developed by Manager in relation to the Project during the course of performing the Services, including the creation of any work product, such intellectual property shall be owned by Company, and Manager agrees to assign, and take all actions to effect such assignment, of all ownership, rights and title thereto to Company or to any of Company's designated Affiliates. Any such intellectual property created or developed by Manager in relation to the Project during the course of performing the Services shall be deemed to be "work made for hire" and owned by Company. Any intellectual property of Manager or its Affiliates existing on the date of this Agreement shall remain owned by Manager and its Affiliates at all times.
9. Term; Termination.
(a) This Agreement has a term beginning on the date of this Agreement and expiring on the date on which the term of the Operating Agreement expires or terminates for any reason. This Agreement shall terminate automatically upon the removal of the Manager as the manager of the Company in accordance with Section 5.8 of the Operating Agreement.
(b) Company shall have the right to terminate this Agreement upon failure by the Manager to perform or observe a material obligation hereunder or persistent breaches of this Agreement, either of which are not cured within twenty (20) business days after receipt of a notice in writing from Company (the "Cure Period") specifying the failure or the persistent breach, provided, further that if such breach is not reasonably susceptible of cure within the Cure Period, the Cure Period shall be extended so long as Manager is diligently and in good faith pursuing such cure to its completion.
10. Affiliate Contracts and Transactions. Manager shall be authorized to cause the Company to enter into contracts, agreements and other arrangements, for the furnishing to the Company of any goods or services, with Manager and with any Affiliate of Manager, provided such contract, agreement, or other arrangement, including the fee arrangements thereunder, complies with applicable requirements under the Operating Agreement. The Manager shall have the authority to subcontract or delegate its duties and responsibilities hereunder to any one or more Affiliates of Manager; provided that all fees and other compensation payable to such Affiliate(s) are payable solely by Manager from amounts payable to Manager hereunder; and further provided that such subcontracting or delegation does not relieve Manager of its responsibility hereunder.
11. Amendment; Modification; Waiver. This Agreement may be amended, in whole or in part, with the written consent of the Manager and the Company.
12. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, but the rights and obligations hereunder shall not, except as otherwise expressly provided herein, be assignable, transferable or delegable without the written consent of the other party hereto and any attempted assignment, transfer or delegation thereof without such consent shall be void. The foregoing shall not prevent an assignment by Manager in connection with any transaction that does not result in a change of its actual control or management.

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13. Independent Contractor. The Parties agree that Manager is an independent contractor to Company. No elements of an employee-employer, joint venture, franchise, or partnership relationship exist between the parties.
14. Miscellaneous.
(a) This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Nebraska which are applicable to contracts made and entirely to be performed therein, without regard to the place of performance hereunder.
(b) Each party hereto submits to the jurisdiction of any state or federal court sitting in Lincoln, Nebraska in any action arising out of or relating to this Agreement and agrees that all claims in respect of any such action may be heard and determined in any such court. Each party hereto agrees that a final judgment in any action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law or in equity. Each party hereto waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.
(c) No Person other than the Company and Manager is or shall be entitled to bring any action to enforce any provision of this Agreement. The provisions of this Agreement are solely for the benefit of and shall be enforceable only by the Company and Manager and their respective successors and assigns as permitted hereunder.
(d) If either party shall institute an action or proceeding against the other party relating to this Agreement, the unsuccessful party in such action or proceeding shall reimburse the successful party for its disbursements incurred in connection therewith and for its reasonable attorneys’ fees actually incurred.
(e) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof (except to the extent certain provisions of the Operating Agreement are referenced or incorporated herein or by their nature are not intended to be superseded by this Agreement). There are no further agreements or understandings, written or oral, in effect between the parties with respect to the subject matter hereof.
(f) All amendments of or modifications to this Agreement must be in writing and signed by all parties.
(g) The failure of either party to insist upon the strict performance of any covenant, agreement, provision, or condition of this Agreement shall not constitute a waiver thereof.
(h) If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to any other Person or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by Law.
(i) Capitalized terms used but not otherwise defined herein have the meanings given to them in the Operating Agreement.

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(j) This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party hereto shall become bound by this Agreement immediately upon affixing its signature hereto.
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In witness whereof, the parties have executed this Management Agreement as of the day and year first above written.

COMPANY: 1867 - Riley Road, LLC By: /s/ William Munn William Munn, Secretary	MANAGER: 1867 Capital-1, LLC By: /s/ Scott Gubbels Scott Gubbels, Manager

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FEE SCHEDULE
1. Management Fee
The Company shall pay to Manager a Management Fee of $ 160,781.00. The Management Fee shall be paid with immediately available funds after the final funding of the Project.

2. Performance Fee
As set forth in the Operating Agreement[1]
3. Expenses
All expenses incurred directly in connection with the Projects shall be paid or reimbursed by the Company. In addition, Manager shall be entitled to be paid or reimbursed for other out-of pocket expenses (other than salaries and benefits provided to its employees and other overhead) incurred in the performance of its duties pursuant to this Agreement. Such expenses will be reimbursed by the Company within 10 business days of receipt of written documentation of such expenses from Manager.

[1 The Operating Agreement provides as follows: “In addition, upon the Company’s withdrawal or exit from the [investment vehicle] the Company shall pay a Performance Fee equal to 10% of the Company’s total return on investment as calculated with the same methods found in the financial models initially provided with the Subscription Agreement.”]

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